UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2019
AppFolio, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37468	26-0359894
(Commission File Number)	(IRS Employer Identification Number)
50 Castilian Drive
Santa Barbara, CA 93117
(Address of principal executive offices)

Registrant’s telephone number, including area code: (805) 364-6093

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 7, 2019 (the “Closing Date”), AppFolio, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Riviera Mar, Inc., a wholly-owned subsidiary of the Company (“Merger Subsidiary”), Dynasty Marketplace, Inc. (“Dynasty”) and Fortis Advisors LLC, in its capacity as agent for the stockholders of Dynasty (collectively, the “Stockholders”), pursuant to which, upon the filing of a Certificate of Merger with the Delaware Secretary of State on January 7, 2019, Merger Subsidiary was merged with and into Dynasty, and Dynasty became a wholly-owned subsidiary of the Company (the “Transaction”). At the closing of the Transaction, the Company entered into employment agreements with certain Stockholders. Dynasty is in the business of developing artificial intelligence-based software solutions for real estate businesses. There is no material relationship between the Company (or any of its affiliates) and the Stockholders other than in respect of the Transaction.
The consideration paid to the Stockholders was $60,000,000, less certain adjustments set forth in the Merger Agreement, of which $6,000,000 (the “Holdback Amount”) will be retained by the Company to satisfy any such adjustments, including without limitation certain indemnification claims, if any. The balance of the Holdback Amount, less any amount retained (the “Retained Amount”) with respect to any unresolved indemnification claims (each, an “Unresolved Claim”), will be released to the Stockholders within three business days after the one-year anniversary of the Closing Date (the “Holdback Release Date”). If an Unresolved Claim is finally resolved after the Holdback Release Date, then, within three business days after the final resolution of such Unresolved Claim, the balance of the Retained Amount after satisfying such Unresolved Claim, less any amounts associated with all remaining Unresolved Claims, will be released to the Stockholders.
The Merger Agreement contains customary representations, warranties, indemnities and covenants by, among, and for the benefit of the parties.
The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (“Current Report”) and which is incorporated by reference herein in its entirety.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information disclosed under Item 1.01 of this Current Report is incorporated by reference into this Item 2.01 in its entirety.
Item 7.01. Regulation FD Disclosure.

On January 8, 2019, the Company issued a press release announcing the Transaction. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, including the press release attached hereto as Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section. Such information shall not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of the Business Acquired.

Financial statements, to the extent required by this Item 9.01, will be filed by amendment to this Current Report within seventy-one (71) calendar days from the date that this Current Report is required to be filed.

(b) Pro Forma Financial Information.

Pro forma financial information, to the extent required by this Item 9.01, will be filed by amendment to this Current Report within seventy-one (71) calendar days from the date that this Current Report is required to be filed.

(d) Exhibits:

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated January 7, 2019, by and among AppFolio, Inc., Riviera Mar, Inc., Dynasty Marketplace, Inc. and Fortis Advisors LLC.
99.1	Press Release issued on January 8, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AppFolio, Inc.

By: /s/ Ida Kane
Name: Ida Kane
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated January 7, 2019, by and among AppFolio, Inc., Riviera Mar, Inc., Dynasty Marketplace, Inc. and Fortis Advisors LLC.
99.1	Press Release issued on January 8, 2018.